UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 31, 2008

AZZ incorporated

(Exact name of registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

University Centre I, Suite 200

1300 South University Drive

Fort Worth, Texas 76107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 810-0095

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2008, AZZ incorporated (the “Company”), Arbor-Crowley, Inc., a wholly-owned subsidiary of the Company (“Subsidiary”), AAA Industries, Inc., for itself and its wholly owned subsidiaries identified in the Purchase Agreement (as defined herein) (collectively, “Seller”), and Seller’s Shareholders identified in the Purchase Agreement entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Subsidiary purchased all or substantially all of the assets of Seller (the “Asset Purchase”). The purchase price of the transaction was approximately $85,000,000, subject to adjustment as more fully described in the Purchase Agreement. The purchased assets included six galvanizing plants (three plants located in Illinois, one plant located in Indiana, one plant located in Minnesota and one plant located in Oklahoma) and related equipment and supplies.

Additionally, on March 31, 2008, the Company entered into a Note Purchase Agreement by and among the Company and the purchasers listed on Schedule A thereto (the “Note Agreement”), pursuant to which the Company issued $100,000,000 aggregate principal amount of its 6.24% unsecured Senior Notes due March 31, 2018 (the “Notes”) (the “Note Offering”). Pursuant to the Note Agreement, the Company’s payment obligations with respect to the Notes may be accelerated upon any Event of Default, as defined in the Note Agreement.

In connection with the Note Offering the Company has entered into the Second Amendment to Second Amended and Restated Credit Agreement, (the “Second Amendment”) with Bank of America, N. A. (“Bank of America”), which amends the Second Amended and Restated Credit Agreement Company by and among the Company, Bank of America and certain other lenders (including Bank of America) dated as of May 25, 2006 (the “Credit Agreement”). The Second Amendment contains the consent of Bank of America to the Note Offering and amends the Credit Agreement so that undertaking the Note Offering will not otherwise constitute a default under the Credit Agreement.

The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of each of the Purchase Agreement, the Note Purchase Agreement and the Second Amendment as filed respectively as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2 to this Current Report on Form 8-K (incorporated herein by reference).

Section 2-Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information presented in Item 1.01 hereof with respect to the Asset Purchase is hereby incorporated by reference in this Item 2.01.

Section 2-Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information presented in Item 1.01 hereof with respect to the Note Agreement is hereby incorporated by reference in this Item 2.03.

Section 7-Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 31, 2008, the Company issued a press release announcing the Asset Purchase and the Note Offering. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9-Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished with this Form 8-K.

10.1	Note Purchase Agreement dated March 31, 2008, by and among AZZ incorporated and the purchasers listed therein.*

10.2	Asset Purchase Agreement dated March 31, 2008, by and among AZZ incorporated, Arbor-Crowley, Inc., AAA Industries, Inc., for itself and its wholly owned subsidiaries identified therein, and the shareholders of AAA Industries, Inc., identified therein.*

10.3	Second Amendment and Consent to Second Amended and Restated Credit Agreement dated March 31, 2008, by and between AZZ incorporated and Bank of America, N.A.*

99.1	Press release of the Company, dated March 31, 2008.*

*	Each document marked with an asterisk is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2008	AZZ incorporated
(Registrant)

	By:	/s/ Dana L. Perry
Dana L. Perry
Senior Vice President Finance
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Note Purchase Agreement dated March 31, 2008, by and among AZZ incorporated and the purchasers listed therein.*

10.2	Asset Purchase Agreement dated March 31, 2008, by and among AZZ incorporated, Arbor-Crowley, Inc., AAA Industries, Inc., for itself and its wholly owned subsidiaries identified therein, and the shareholders of AAA Industries, Inc., identified therein.*

10.3	Second Amendment and Consent to Second Amended and Restated Credit Agreement dated March 31, 2008, by and between AZZ incorporated and Bank of America, N.A.*

99.1	Press release of the Company, dated March 31, 2008.*

*	Each document marked with an asterisk is filed herewith.